UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 21, 2011, Silicon Valley Bank (the “Bank”), a wholly-owned subsidiary of SVB Financial Group (the “Company”), announced the commencement of cash tender offers to repurchase any and all of: (i) its $250 million aggregate principal amount of 5.700% Senior Notes due 2012 and (ii) its $250 million aggregate principal amount of 6.050% Subordinated Notes due 2017.

A copy of the press release announcing the transaction described above is attached as Exhibit 99.1. In addition, copies of the Company’s interim consolidated statements of income (unaudited) for the three months ended March 31, 2011 and 2010, and years ended December 31, 2010 and 2009, and interim consolidated balance sheets (unaudited) as of March 31, 2011 and December 31, 2010 are attached as Exhibit 99.2. Both exhibits are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of April 21, 2011, announcing the cash tender offer transaction.

99.2	Interim Consolidated Financial Statements (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	SVB FINANCIAL GROUP

	By:	/s/ KAMRAN HUSAIN

Name:	Kamran Husain
Title:	Chief Accounting Officer
(Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of April 21, 2011, announcing the cash tender offer transaction.

99.2	Interim Consolidated Financial Statements (Unaudited)